Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (File No. 333-188853, File No. 333-188856, File No. 333-188857, File No. 333-188858, File No. 333-208192 and File No. 333-213734) on Forms S-8, (File No. 333-199216) on Form S-3, and (File No. 333-215057) on Form S-4 of Nicolet Bankshares, Inc. of our report dated March 7, 2016, relating to our audit of the consolidated financial statements and internal control over financial reporting which appears in this Annual Report on Form 10-K of Nicolet Bankshares, Inc. for the year ended December 31, 2016.

Atlanta, Georgia

March 10, 2017